UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM 8-K
_______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 29, 2018
_______________
CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)
_______________

Maryland	001-35789	46-0691837
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Cedar Springs Road, Suite 900
Dallas, TX 75201
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (972) 350-0060
_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 — Entry into a Material Definitive Agreement.
Credit Agreement
On March 29, 2018, CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), entered into a credit agreement (the “Credit Agreement”), among the Operating Partnership, as borrower, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, KeyBank National Association, as syndication agent, and JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc., Barclays Bank PLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners. Proceeds from the Credit Agreement are being used, among other things, to repay the obligations outstanding under the Operating Partnership’s existing credit facility and for other corporate purposes.
The Credit Agreement provides for (i) a $1,700,000,000 senior unsecured multi-currency revolving credit facility (the “Revolving Credit Facility”), (ii) senior unsecured five-year term loans in a dollar equivalent principal amount of $1,000,000,000, a portion of which in the principal amount of $300,000,000 is in the form of a delayed draw tranche (the “Five-Year Term Loan Facility”), and (iii) senior unsecured seven-year term loans in a principal amount of $300,000,000 (the “Seven-Year Term Loan Facility”). The Credit Agreement also includes an accordion feature pursuant to which the Operating Partnership is permitted to obtain additional revolving or term loan commitments so long as the aggregate principal amount of commitments and/or term loans under the Credit Agreement does not exceed $4,000,000,000. The Revolving Credit Facility provides for borrowings in U.S. Dollars, Euros, Pounds Sterling, Canadian Dollars, Australian Dollars, Japanese Yen, Hong Kong Dollars, Singapore Dollars and Swiss Francs (subject to a sublimit of $750,000,000 on borrowings in currencies other than U.S. Dollars). The Revolving Credit Facility matures on March 29, 2022 with one 12-month extension option. The Five-Year Term Loan Facility matures on March 29, 2023, and the Seven-Year Term Loan Facility matures on March 28, 2025.
The interest rates for borrowings under the Credit Agreement are, at the option of the borrower, based on a floating rate or base rate, plus a margin based on the ratio of the Company’s consolidated total indebtedness to gross asset value. Following the date on which the Operating Partnership’s senior unsecured debt is assigned an investment grade credit rating and the Operating Partnership submits a notice to the agent, the interest margin will be determined by reference to a pricing grid based on the then applicable credit rating for the Operating Partnership’s senior unsecured debt. The Credit Agreement includes certain restricted covenants, requirements to maintain certain financial ratios, including with respect to unencumbered assets, and events of default.
In connection with the Credit Agreement, CyrusOne Inc. (the “Company”) and certain of its subsidiaries entered into a guarantee agreement (the “Guarantee Agreement”) pursuant to which the Company and such subsidiaries have provided a guarantee of the Operating Partnership’s obligations under the Credit Agreement.
The above description is only a summary of certain provisions of the Credit Agreement and the Guarantee Agreement and is qualified in its entirety by reference to the provisions of the Credit Agreement and exhibits thereto (including the form of the Guarantee Agreement), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
ITEM 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
ITEM 7.01 — Regulation FD Disclosure.
On March 29, 2018, the Company issued a press release announcing the closing of the Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 — Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Credit Agreement, dated as of March 29, 2018, among CyrusOne LP, the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, KeyBank National Association, as syndication agent, and JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc., Barclays Bank PLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners.

99.1	Press Release dated March 29, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: April 4, 2018	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary

4